UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Arcadia Biosciences, Inc. (the “Company”) convened its 2021 annual meeting of stockholders (“Annual Meeting”) on June 2, 2021.  The Company adjourned the Annual Meeting to allow additional time for the Company to solicit additional votes to establish a quorum and additional time for stockholders to vote on the proposals described in the Company’s notice of meeting and definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 20, 2021 (“Proxy Statement”).

The adjourned Annual Meeting will reconvene on June 15, 2021 at 1:00 p.m., Pacific Time.  The adjourned Annual Meeting will be a completely "virtual" meeting of stockholders, and stockholders will be able to listen and participate in the virtual meeting as well as vote and submit questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/RKDA2021.  To participate in the virtual meeting, stockholders will need the control number found on their proxy cards or in the instructions that accompanied their proxy materials.  Only stockholders of record on the record date of April 5, 2021, are entitled to vote.

Important Information

In connection with the solicitation of proxies for the Annual Meeting, the Company filed the Proxy Statement with the SEC.  The Company’s stockholders are strongly advised to read the definitive proxy materials, as supplemented, and any other relevant solicitation materials filed by the Company with the SEC before making any voting decision because these documents contain important information. The Company’s Proxy Statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: June 7, 2021	By:	/s/ PAM HALEY
	Name:	Pam Haley
	Title:	Chief Financial Officer